UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): March 17, 2011

HearUSA, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-11655 (Commission File Number)	22-2748248 (I.R.S. Employer Identification No.)

1250 Northpoint Parkway
West Palm Beach, Florida	33407
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:                          (561) 478-8770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On March 17, 2011, HearUSA, Inc. (the “Company”) received a notice of default (the “Notice”) from Siemens Hearing Instruments, Inc. (“Siemens”) in connection with the Second Amended and Restated Credit Agreement dated December 30, 2006 between the Company, as borrower, and Siemens, as lender, as subsequently amended by the parties (the “Credit Agreement”).

The Notice states that the Company failed to prepay Siemens an amount totaling $2,257,134.00 in net cash proceeds received from the sale of the Company’s Canadian assets pursuant to the Credit Agreement.  The Notice claims that Siemens is accelerating all remaining payments under the Credit Agreement and demanding the immediate payment of $32,737,780.00, which represents the outstanding total balance under the Credit Agreement plus accrued interest as of February 28, 2011.  The Notice further states that Siemens’ loan commitments are cancelled and its obligations to make loans under the Credit Agreement are terminated.

As previously reported, the Company filed suit on February 4, 2011 in New York State Supreme Court seeking adjudication of the dispute regarding the alleged prepayment obligation and is vigorously pursing its legal rights in the New York State Supreme Court.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HearUSA, Inc.
(Registrant)

Date: March 22, 2011	By:	/s/ Stephen J. Hansbrough
Name: Stephen J. Hansbrough
Title: Chairman and Chief Executive Officer